RCM GLOBAL TECHNOLOGY FUND

ANNUAL REPORT

DECEMBER 31, 1996

                              RCM GLOBAL TECHNOLOGY FUND

                     MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

    The Fund had a good 1996. The Fund returned 26.41%, compared to 22.96% for the S&P 500 Stock Index and 16.82% for the Lipper Science & Technology Fund Index. In what was a very volatile year, RCM Capital Management, L.L.C. ("RCM"), the Fund's investment manager, generally performed well during both the precarious market of the first half of the year and the favorable market of the second half of the year.

    However, since 1997 promises to be every bit as challenging as 1996, RCM will not dwell on the past. RCM is still enthusiastic about the Fund's industries, for it thinks they represent most of the growth sectors for the world economy for the next several years. In general, the universe RCM follows for the Fund is reasonably valued, so stocks offer good appreciation potential. But if you detect a bit of caution, it is because the Fund has appreciated about 30% from its low in July, and a surge of this magnitude, without a meaningful correction, is large by historical standards. RCM has seen increasing volatility in the technology sector, possibly foreshadowing greater risk in the coming months.

    In this environment, RCM's philosophy of industry and geographic diversification has served the Fund well. The three Nordic data services companies in which the Fund invested have done extremely well, and the Fund's cellular equipment holdings have paid-off with excellent recent performance. The wireless industry benefited from the new generation of services and phones, which attracted many customers. RCM continues to believe in communications infrastructure companies, and also believes in the inevitability of the Internet. The semiconductor industry rebounded sharply in the second half, with Intel triggering the rebound with steady, positive announcements throughout the fall. The end of the inventory correction and the resumption of order growth also helped investors forget the unfavorable performance of 1996.

    In the hardware industry, RCM focused on the storage and storage management sector, where valuations were low and the industry emerged from a long consolidation period. The Fund's investments benefited from the high end of the market, which was less exposed to the PC industry and more of a beneficiary of the networking of storage solutions.

    RCM broadened the Fund's holdings in the health care area, since many fine companies saw their stocks come under pressure in the latter part of 1996. RCM believes these companies will see accelerating growth now that the medical industry has begun to see some success with cost reduction efficiency efforts. The Fund now owns a mixture of medical device, biotechnology, and pharmaceutical companies. This sector provides balance to the computer technology area.

    The Fund continues to have significant investments in the business and technical software sectors. These areas continue to rank at the top of priority lists of corporate spending, and the barriers to entry are formidable. These companies supply the databases, the operating systems, the training systems and the utilities to run these environments. RCM believes these companies will prosper in most environments and will appreciate in value. The Fund's holdings in the aerospace sectors also have performed well. This sector is in the middle of a long upcycle, and RCM is optimistic about the Fund's exposure in this area.

    In summary, as we reflect on our first year as a public fund, we are grateful for your confidence in the Fund. RCM believes that the outlook for the Fund's universe is exciting and potentially rewarding.

RCM GLOBAL TECHNOLOGY FUND
PERFORMANCE SUMMARY
------------------------------------------------------------------------------


                          [CHART]


                           LIPPER SCIENCE &
                            TECHNOLOGY FUND                  S & P 500
                    FUND              INDEX                STOCK INDEX
             -----------------------------------------------------------
12/27/95           25,000              25,000                   25,000
1/31/96            25,925              24,741                   25,910
2/29/96            26,650              25,784                   26,151
3/31/96            26,550              24,643                   26,402
4/30/96            28,950              27,099                   26,792
5/31/96            29,825              27,745                   27,483
6/30/96            28,450              25,830                   27,587
7/31/96            25,675              23,913                   26,369
8/31/96            26,925              25,138                   26,925
9/30/96            29,675              27,467                   28,440
10/31/96           29,250              27,056                   29,224
11/30/96           31,925              29,592                   31,433
12/31/96           31,730              29,066                   30,811



PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.


The chart above shows the performance of the RCM Global Technology Fund since the Fund's inception versus the Standard & Poor's 500 Stock Index+ and the Lipper Science & Technology Fund Index++. The chart represents a cumulative return+* of 26.92% for the Fund. The chart assumes a hypothetical $25,000 initial investment in the Fund and reflects all Fund expenses.

TOTAL RETURN+
DECEMBER 31, 1996
----------------------
1 YEAR      LIFE OF
            FUND*
----------------------
26.41%      26.92%
----------------------

The data above represents past performance of the Fund, and may not be indicative of future results. The investment return and principal value of an investment in the Fund will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.


--------------
+ The Standard & Poor's 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
++ The Lipper Science & Technology Fund Index is an equally weighted index of the 10 largest science and technology mutual funds.
+ Returns assume reinvestment of all dividends and capital gains distributions at net asset value.
*   The Fund commenced operations on December 27, 1995.

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of RCM Global Technology Fund and
Board of Directors of RCM Equity Funds, Inc.:

We have audited the accompanying statement of assets and liabilities of RCM Global Technology Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Global Technology Fund as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets, and the financial highlights for the periods indicated therein, in conformity with generally accepted accounting principles.


                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 20, 1997

                            RCM GLOBAL TECHNOLOGY FUND
                      INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                % OF
SHARES      COUNTRY   EQUITY INVESTMENTS      NET ASSETS     MARKET VALUE
-------    --------- --------------------    ------------   --------------
BIOTECH AND BIOPHARMACEUTICAL                    1.8%

  2,600       US       Centocor Inc. *                          $  92,950

BUSINESS EQUIPMENT                               0.8%

  3,000       FR       Business Objects S A (Sponsored ADR) *      40,500

BUSINESS SERVICES                                1.0%

  2,000       US       TeleTech Holdings Inc. *                    52,000

BUSINESS SOFTWARE                               15.9%

  1,255      IRE       CBT Group PLC (Sponsored ADR) *             68,084
  1,670       US       Computer Associates International Inc.      83,082
    420       US       Documentum Inc. *                           14,175
  2,750       US       FileNet Corp. *                             88,000
  2,510       US       Informix Corp. *                            51,141
  1,040       US       Microsoft Corp. *                           85,930
  2,300       US       Pure Atria Corp. *                          56,925
  3,000       US       Raptor Systems Inc. *                       60,375
  5,250       US       Transaction Network Services Inc. *         60,375
  2,500       US       Unison Software Inc. *                      66,875
  2,557       US       Veritas Software Co. *                     127,211
  1,100       US       Wind River Systems Inc. *                   52,112
                                                             -------------
                                                                  814,285
                                                             -------------

COMMERCIAL/SPECIALTY                             3.0%

  3,850       US       Rohr Industries Inc. *                      87,106
  1,510       US       Sundstrand Corp.                            64,175
                                                             -------------
                                                                  151,281
                                                             -------------
COMPONENTS                                      10.7%

  4,100       US       Analog Devices Inc. *                      138,887
  1,245       US       Intel Corp.                                163,017
  2,280       US       Microchip Technology Inc. *                115,995
  1,150       FR       SGS Thomson Microelectronics N.V. *         80,500
  1,360       US       Xilink Inc. *                               50,065
                                                             -------------
                                                                  548,464
                                                             -------------


  The accompanying notes are an integral part of the financial statements.

                            RCM GLOBAL TECHNOLOGY FUND
                      INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                % OF
SHARES      COUNTRY   EQUITY INVESTMENTS      NET ASSETS     MARKET VALUE
-------    --------- --------------------    ------------   --------------

COMPUTERS                                        3.8%

  1,210       US       Compaq Computer Corp. *                  $  89,842
    700       US       International Business Machines Corp.      105,700
                                                             -------------
                                                                  195,542
                                                             -------------

CONGLOMERATES                                    1.0%

    760       US       United Technologies Corp.                   50,160

CONSUMER SOFTWARE                                4.0%

  2,210       US       Electronics Arts Inc. *                     66,162
  2,500       US       Intuit Inc. *                               78,750
  2,000      JPN       NAMCO                                       61,307
                                                             -------------
                                                                  206,219
                                                             -------------

DATA PROCESSING AND SERVICES                     9.8%

  3,000     SWDN       Enator AB *                                 76,761
  4,000      NOR       Merkantildata ASA *                         72,636
  1,100      FIN       TT Tieto OY *                               92,998
  1,440       US       Ceridian Corp. *                            58,320
    910       US       Computer Sciences Corp. *                   74,734
  1,600       US       First Data Corp.                            58,400
  1,590       US       Gemstar International Group Ltd. *          27,825
  2,220       US       PMT Services Inc. *                         38,850
                                                             -------------
                                                                  500,524
                                                             -------------

DEFENSE-RELATED ELECTRONICS                      2.4%

    925       US       General Motors Corp.                        52,031
  3,900       US       Loral Space & Communications Ltd. *         71,662
                                                             -------------
                                                                  123,693
                                                             -------------

ETHICAL PHARMACEUTICALS                          1.5%

  3,000       US       SangStat Medical Corp. *                    79,500

HEALTH CARE SERVICES                             1.3%

  2,390       US       Curative Technologies Inc. *                66,173


  The accompanying notes are an integral part of the financial statements.

                            RCM GLOBAL TECHNOLOGY FUND
                      INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                % OF
SHARES      COUNTRY   EQUITY INVESTMENTS      NET ASSETS     MARKET VALUE
-------    --------- --------------------    ------------   --------------



INFORMATION SERVICES                             2.0%

  2,910       US       Sterling Commerce Inc. *                $  102,577


LOCAL AREA COMMUNICATIONS                        6.6%

  1,200       US       3Com Corp. *                                88,050
  2,380       US       Cabletron Systems Inc. *                    79,135
  1,670       US       Cisco Systems Inc. *                       106,254
  2,700       US       Proxim Inc. *                               62,100
                                                             -------------
                                                                  335,539
                                                             -------------

LONG DISTANCE TELEPHONE                          1.2%

  2,350       US       WorldCom Inc. *                             61,247

MEDICAL PRODUCTS AND TECHNOLOGY                  2.6%

  1,000       US       Guidant Corp.                               57,000
  2,550       US       Sofamor/Danek Group Inc. *                  77,775
                                                             -------------
                                                                  134,775
                                                             -------------

PERIPHERAL EQUIPMENT                             6.5%

  2,885       US       EMC Corp. *                                 95,566
  3,110       US       Quantum Corp. *                             89,024
  3,740       US       Seagate Technology Inc. *                  147,730
                                                             -------------
                                                                  332,320
                                                             -------------

SPECIALTY COST CONTAINMENT                       3.6%

  9,715       US       Medaphis Corp. *                           108,687
  1,840       US       Medic Computer Systems Inc. *               74,175
                                                             -------------
                                                                  182,862
                                                             -------------

SPECIALTY DRUGS                                  1.2%

  9,700       US       CIMA Labs Inc. *                            59,413


  The accompanying notes are an integral part of the financial statements.

                            RCM GLOBAL TECHNOLOGY FUND
                      INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996


                                                % OF
SHARES      COUNTRY   EQUITY INVESTMENTS      NET ASSETS     MARKET VALUE
-------    --------- --------------------    ------------   --------------


TECHNICAL SOFTWARE                               3.6%

  2,200       US       Macromedia Inc. *                        $  39,600
  8,500       US       Peerless Systems Corp. *                   144,500
                                                             -------------
                                                                  184,100
                                                             -------------

WIDE AREA COMMUNICATIONS                        12.9%

  1,305       US       Ascend Communications Inc. *                81,073
  3,730      SWDN      Ericsson LM Telephone Co. (Sponsored ADR)  112,599
  3,700      CAN       Newbridge Networks Corp. *                 104,525
  2,915      FIN       Nokia Corp. (Sponsored ADR A)              167,977
  1,325       US       Tencor Instruments *                        34,947
    680       US       U.S. Robotics Corp.                         48,960
  2,100       US       Uniphase Corp. *                           110,250
                                                             -------------
                                                                  660,331
                                                             -------------

TOTAL EQUITY INVESTMENTS  (COST $4,215,473)     97.2%           4,974,455
                                                             -------------

OPTIONS

  4,500       US       Qualcom Inc. Call Option, strike price 40,
                                   expire 1/17/98 *                44,438
                                                             -------------

TOTAL OPTIONS INVESTMENTS  (COST $68,198)        0.9%              44,438
                                                             -------------

SHORT-TERM INVESTMENTS

  44,991      US      SSgA Money Market Fund                       44,991
  44,991      US      SSgA U.S. Government Money Market Fund       44,991
                                                             -------------

TOTAL SHORT-TERM INVESTMENTS  (COST $89,982)     1.7%              89,982
                                                             -------------

TOTAL INVESTMENTS  (COST $4,373,653) **                         5,108,875

                   OTHER ASSETS LESS LIABILITIES 0.2%               7,964
                                                             -------------
                   NET ASSETS                  100.0%        $  5,116,839
                                                             -------------
                                                             -------------


*   Non-income producing security.


  The accompanying notes are an integral part of the financial statements.

                            RCM GLOBAL TECHNOLOGY FUND
                      INVESTMENTS IN SECURITIES AND NET ASSETS
                               DECEMBER 31, 1996




TAX INFORMATION:
** For Federal income tax purposes, cost is $4,393,321 and unrealized appreciation (depreciation) of equity securities is as follows:

         Unrealized appreciation       $  923,016
         Unrealized depreciation         (207,462)
                                       -----------
         Net unrealized appreciation   $  715,554
                                       -----------
                                       -----------

===============================================================================


The Fund's investments in securities and net assets at December 31,1996 categorized by country:

                      % of
         Country   Net Assets
        --------  ------------
         Canada          2.0%
         Finland         5.1%
         France          2.4%
         Ireland         1.3%
         Japan           1.2%
         Norway          1.4%
         Sweden          3.7%
         United States  82.9%
                       ------
                       100.0%
                       ------
                       ------


  The accompanying notes are an integral part of the financial statements.

                     RCM GLOBAL TECHNOLOGY FUND
                 STATEMENT OF ASSETS AND LIABILITIES
                        DECEMBER 31, 1996


ASSETS:
    Investments in securities, at value (cost $4,373,653) (Note 1)  $ 5,108,875
    Foreign Currency, at value (cost $574)                                  567
    Deferred organizational costs (Note 6)                               59,753
    Receivable from investment manager (Note 7)                          34,657
    Prepaid assets                                                        9,454
    Dividends receivable                                                    627
                                                                     ----------
         Total Assets                                                 5,213,933
                                                                     ----------

LIABILITIES:
    Payable for investments purchased                                     2,337
    Payable for legal fees                                               29,401
    Payable for printing expenses                                        21,501
    Payable for Directors' fees                                          18,000
    Payable for audit fees                                               11,250
    Payable for transfer agent fees                                       8,784
    Payable for miscellaneous expenses                                    4,902
    Payable for custodian fees                                              919
                                                                     ----------
         Total Liabilities                                               97,094
                                                                     ----------
NET ASSETS                                                          $ 5,116,839
                                                                     ----------
                                                                     ----------

NET ASSETS CONSIST OF:
    Paid in capital                                                 $ 4,255,045
    Accumulated net realized gain on investments and foreign
         currency transactions                                          126,579
    Net unrealized appreciation on investments and translation of
         other assets and liabilities on foreign currencies             735,215
                                                                     ----------
NET ASSETS                                                          $ 5,116,839
                                                                     ----------
                                                                     ----------

NET ASSET VALUE PER SHARE
     ($5,116,839 DIVIDED BY 406,240 shares outstanding)             $     12.60
                                                                     ----------
                                                                     ----------


  The accompanying notes are an integral part of the financial statements.

                        RCM GLOBAL TECHNOLOGY FUND
                         STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1996


INVESTMENT INCOME:
    Income:
         Dividends (net of foreign withholding tax of $130)      $  12,116

    Expenses:
         Legal fees                                                 44,104
         Directors' fees                                            40,000
         Registration and filing fees                               35,965
         Investment management fees (Note 7)                        30,827
         Printing expenses                                          21,972
         Transfer agent fees                                        18,245
         Audit fees                                                 17,500
         Amortization of organizational costs (Note 6)              15,205
         Custodian fees                                              8,694
         Miscellaneous expenses                                      5,000
         Insurance expenses                                          1,374
                                                                 ---------
              Total expenses before reimbursements                 238,886
         Expenses reimbursed by investment manager (Note 7)       (185,551)
                                                                 ---------
              Total net expenses                                    53,335
                                                                 ---------
                   Net investment loss                             (41,219)
                                                                 ---------
NET REALIZED AND UNREALIZED GAIN:
    Net realized gain from investments                             203,648
    Net realized gain from foreign currency transactions               294
                                                                 ---------
              Net realized gain                                    203,942
                                                                 ---------
    Net change in unrealized appreciation on investments           731,362
                                                                 ---------
               Net realized and unrealized gain during the year    935,304
                                                                 ---------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS            $  894,085
                                                                 ---------
                                                                 ---------


  The accompanying notes are an integral part of the financial statements.

                     RCM GLOBAL TECHNOLOGY FUND
                  STATEMENTS OF CHANGES IN NET ASSETS

                                                                                   December 27, 1995
                                                                                     (commencement
                                                       Year Ended                  of operations) to
                                                     December 31, 1996             December 31, 1995
                                                    -------------------           -------------------
OPERATIONS:
    Net investment loss                             $  (41,219)                   $  (149)
    Net realized gain on investments and foreign
         currency transactions                         203,942                         -
    Net change in unrealized appreciation on
         investments and translation of other assets
         and liabilities on foreign currencies         731,362                       3,853
                                                    -----------                   ---------
    Net increase in net assets resulting from
         operations                                    894,085                       3,704

DISTRIBUTIONS TO SHAREHOLDERS FROM:
    Net realized gain on investments (Note 2)          (36,142)                        -

NET INCREASE FROM CAPITAL SHARES TRANSACTIONS
     (NOTE 4)                                        3,305,192                     850,000
                                                    -----------                   ---------

TOTAL INCREASE IN NET ASSETS                         4,163,135                     853,704

NET ASSETS:
         Beginning of year                             953,704                     100,000
                                                    -----------                   ---------
         End of year *                            $  5,116,839                  $  953,704
                                                    -----------                   ---------
                                                    -----------                   ---------

______________________
*   Includes accumulated net investment loss of   $      -                      $     (149)
                                                    -----------                   ---------
                                                    -----------                   ---------

  The accompanying notes are an integral part of the financial statements.

                                 RCM GLOBAL TECHNOLOGY FUND
                                    FINANCIAL HIGHLIGHTS

Selected data for each share of capital stock outstanding are as follows:

                                                                      December 27, 1995
                                                                       (commencement
                                             Year Ended                of operations) to
                                             December 31, 1996 +      December 31, 1995
                                             ------------------       -----------------
PER SHARE OPERATING PERFORMANCE:
  Net asset value, beginning of period          $  10.04                   $  10.00
                                             ------------------       -----------------
  Net investment loss*                             (0.15) ++                    -
  Net realized and unrealized gain
     on investments*                                2.80                       0.04
                                             ------------------       -----------------
  Net increase in net asset value
     resulting from investment operations*          2.65                       0.04
                                             ------------------       -----------------
  Distributions from net realized gains on
     investments                                   (0.09)                       -
                                             ------------------       -----------------

NET ASSET VALUE, END OF PERIOD                  $  12.60                   $  10.04
                                             ------------------       -----------------
                                             ------------------       -----------------

TOTAL RETURN **                                    26.41%                      0.40%
                                             ------------------       -----------------
                                             ------------------       -----------------
RATIOS AND SUPPLEMENTAL DATA:
Average commission rate paid per share +        $  0.0599                    $  -
                                             ------------------       -----------------
                                             ------------------       -----------------

Net assets, end of period (in 000's)            $  5,117                     $  954
                                             ------------------       -----------------
                                             ------------------       -----------------
Ratio of expenses to average net assets            1.73% ++                    0.00% ++
                                             ------------------       -----------------
                                             ------------------       -----------------
Ratio of net investment loss to average
    net assets                                    (1.34%) ++                 (0.02%) ++
                                             ------------------       -----------------
                                             ------------------       -----------------

Portfolio turnover                               155.58%                      0.00% ++
                                             ------------------       -----------------
                                             ------------------       -----------------

----------------------------

+ On June 14, 1996, RCM Capital Management, L.L.C. became the investment manager (see Note 7).
++ Includes reimbursement by the Fund's investment manager of certain ordinary operating expenses equal to $0.70* per share. Without such reimbursement, the ratio of expenses to average net assets would have been 7.75% and the ratio of net investment loss to average net assets would have been (7.36%) (see Note 7).
*   Calculated using the average share method.
** Total return measures the change in value of an investment over the period indicated.
+ For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission structures may differ.
++ Not annualized. Fund was in operations for five days, ratios are not meaningful.

                              RCM GLOBAL TECHNOLOGY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES

    RCM Global Technology Fund (the "Fund") is a non-diversified series of RCM Equity Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

    a.  SECURITIES VALUATIONS:

    Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value.

    Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

    b.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

    Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

    c.  FOREIGN CURRENCY TRANSACTIONS:

    The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.

                              RCM GLOBAL TECHNOLOGY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    d. PURCHASED OPTION ACCOUNTING PRINCIPLES:

    The premium paid by the Fund for the purchase of a call or put option is included in the Fund's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the options. If an option which the Fund has purchased expires on the stipulated expiration date, the Fund realizes a loss in the amount of the cost of the option. If the Fund enters into a closing sale transaction, the Fund realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option.
    If the Fund exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call.
    If the Fund exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

    e.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
    Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

    f.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions and losses due to wash sales.

2.  DISTRIBUTIONS

    On December 17, 1996, a distribution of $0.09 per share, aggregating $36,142, was paid from investment operations. This per share amount consisted of $0.09 short-term capital gains. The dividend was recorded on December 17, 1996 to shareholders of record on the same date.

3.  INVESTMENT IN FOREIGN SECURITIES

    Investing in foreign equity securities and currency transactions involves significant risks, some of which are not typically associated with investments of domestic origin. The Fund's investments in foreign markets will subject the Fund to the risk of foreign currency exchange rate fluctuations, perceived credit risk and adverse economic and political developments.

                              RCM GLOBAL TECHNOLOGY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


4.  CAPITAL SHARES

    At December 31, 1996, there were 1,000,000,000 shares of the Company's capital stock authorized, at $0.0001 par value. Of this amount, 50,000,000 were classified as shares of the Fund; 50,000,000 were classified as shares of RCM Global Health Care Fund; 50,000,000 were classified as shares of RCM Global Small Cap Fund; 50,000,000 were classified as shares of RCM Large Cap Growth Fund; and 800,000,000 shares remain unclassified. There were 84,980 shares sold for a total of $850,000 from December 27, 1995 (commencement of operations) to December 31, 1995 and transactions in capital shares for the year ended December 31, 1996 were as follows:

                              CAPITAL SHARE TRANSACTIONS




                                                  Year ended December 31, 1996
                                                  ----------------------------
                                                    Shares            Amount
                                                  ----------      ------------
        Shares sold                                 314,233       $  3,338,002
        Shares issued in connection with
            reinvestment of distributions             2,926             36,110
        Shares repurchased                          (5,899)           (68,920)
                                                  ----------      ------------
        Net decrease                                311,260       $  3,305,192
                                                  ----------      ------------
                                                  ----------      ------------


    At December 31, 1996, two affiliated shareholders held more than 5% of the outstanding shares of the Fund individually and 67% in aggregate.

5.  PURCHASES AND SALES OF SECURITIES

    For the year ended December 31, 1996, purchases and sales proceeds of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $7,835,767 and $4,473,403, respectively. There were no purchases or sales of U.S. government obligations by the Fund during the year.

6.  DEFERRED ORGANIZATIONAL COSTS

    Costs incurred by the Fund in connection with its organization aggregated $75,000. These costs are being amortized on a straight-line basis over a five-year period beginning at the commencement of the Fund's operations.
    In the event that any of the initial shares of the Fund are redeemed during the amortization period, the redemption proceeds will be reduced by any unamortized organizational expense allocable to the shares redeemed.

7.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    On June 14, 1996, all of the outstanding general and limited partnership interests in the Fund's investment manager, RCM Capital Management, a California Limited Partnership ("Old RCM"), were acquired by RCM Capital Management, L.L.C. ("RCM"), a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany. Because the transaction may have constituted an "assignment" of the Fund's management agreement with

                              RCM GLOBAL TECHNOLOGY FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


7.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)

    Old RCM under the Investment Company Act of 1940, and thus a termination of such management agreement, the Fund sought and obtained prior approval of a new management agreement from the Company's Board of Directors and from the Fund's stockholders at a special meeting of stockholders of the Company held on May 28, 1996. The terms of the new management agreement are substantially the same as those of the previous management agreement.

    RCM manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. The Fund pays investment management fees monthly to RCM at an annualized rate of 1.00% of the Fund's average daily net assets. For the year ended December 31, 1996, the Fund recorded investment management fees of $30,827.

    RCM has voluntarily agreed, until at least December 31, 1997, to pay the Fund on a quarterly basis the amount, if any, by which the ordinary operating expenses of the Company attributable to the Fund for the quarter (except interest, taxes, and extraordinary expenses) exceed the annualized rate of 1.75% of the value of the average daily net assets of the Fund.
    In subsequent years, the Fund will reimburse RCM for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap. RCM reimbursed Fund operating expenses totaling $185,551 for the year ended December 31, 1996.

    The RCM Capital Management Profit Sharing Plan, participation in which is limited to employees of RCM, owned 186,072 shares of the Fund on December 31, 1996.

    The Company pays each of its Directors who is not an interested person of the Fund $6,000 annually plus $1,000 for each meeting of the board or any committee thereof attended by the Director.

                               RCM EQUITY FUNDS, INC.
                             STOCKHOLDER MEETING RESULTS
                                     (UNAUDITED)

    A Special Meeting of Stockholders of the RCM Equity Funds, Inc. (the "Company") was held on Tuesday, May 28, 1996. The number of shares issued, outstanding and eligible to vote as of April 18, 1996 (the "Record Date") was 239,094. Present were 157,436 shares in person or represented by proxy or 65.85% of the shares outstanding on the Record Date. The matters voted upon by stockholders and the resulting votes for each matter are presented below:

    1. The new Investment Management Agreement between the Company, on behalf of the Fund, and RCM Capital Management, L.L.C. was approved:
        For: 157,436, Against: 0,  Abstain: 0.

    2.  Each person nominated as a director was elected as set forth below:


                                                    For          Withhold
                                                  --------        --------

           DeWitt F. Bowman                        157,402           34
           Frank P. Greene                         157,402           34
           Pamela A. Farr                          157,402           34
           Thomas S. Foley                         136,361         21,075
           George G.C. Parker                      157,402           34



    3. The selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending December 31, 1996 was approved: For: 157,436, Against: 0, Abstain: 0.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California 90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109

RCM GLOBAL SMALL CAP FUND
ANNUAL REPORT
DECEMBER 31, 1996

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of RCM Global Small Cap Fund and
Board of Directors of RCM Equity Funds, Inc.:

We have audited the accompanying statement of assets and liabilities of RCM Global Small Cap Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Global Small Cap Fund as of December 31, 1996, and the results of its operations, the changes in its net assets, and the financial highlights for the period indicated therein, in conformity with generally accepted accounting principles.


                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 28, 1997

                              RCM GLOBAL SMALL CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                       % of
   Shares                 Equity Investments        Net Assets    Market Value
---------------     ------------------------------  ----------   --------------
CONSUMER NON-DURABLES SECTOR                           11.21%

                   GENERAL RETAIL                       1.02%

         1,800     Santa Isabel S A                                $  40,833

                   HOUSEHOLD/RELATED NON-DURABLES       5.70%

         5,000     Carson Inc. (cost $69,050) +*                      69,050
         4,000     The North Face Inc. *                              77,752
         5,000     Tag Heuer International SA *                       81,175
                                                                 --------------
                                                                     227,977
                                                                 --------------

                   LEISURE TIME PRODUCTS/SERVICES       4.49%

         5,000     CapStar Hotel Co. *                                97,650
         4,000     Planet Hollywood International Inc. *              82,000
                                                                 --------------
                                                                     179,650
                                                                 --------------
CYCLICAL/CAPITAL GOODS SECTOR                           2.05%

                   TRANSPORTATION SERVICES              2.05%

         8,000     Kitty Hawk Inc. *                                  82,000

ENERGY SECTOR                                           1.31%

                   OIL AND RELATED SERVICES             1.31%

         3,000     Houston Exploration Co. *                          52,590

HEALTH CARE SECTOR                                      7.19%

                   HEALTH CARE SERVICES                 7.19%

         5,000     Advanced Health Corp. *                            64,060
         7,000     Harborside Healthcare Corp. *                      81,795
         2,000     Total Renal Care Holdings Inc. *                   70,310
         5,000     Transition Systems Inc. *                          71,250
                                                                 --------------
                                                                      287,415
                                                                 --------------


       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                       % of
   Shares                 Equity Investments        Net Assets    Market Value
---------------     ------------------------------  ----------   --------------

INTEREST SENSITIVE SECTOR                               2.11%

                   GENERAL FINANCE                      2.11%

         3,000     The Money Store Inc.                            $  84,458

SERVICES/MEDIA SECTOR                                  13.96%

                   BUSINESS AND FOOD SERVICES          12.20%

         2,000     Caribiner International Inc. *                     99,186
         3,000     F. Y. I. Inc. *                                    63,000
         5,600     Philip Environmental Inc. *                        81,480
         3,000     Precision Response Corp. *                        105,729
         1,300     The Registry Inc. *                                60,027
         3,000     Wilmar Industries Inc. *                           78,501
                                                                 --------------
                                                                     487,923
                                                                 --------------

                   MEDIA SERVICES                       1.76%

         2,600     Bell Cablemedia PLC *                              39,528
         1,000     Central European Media
                     Entertainment Ltd. Class A  *                    31,062
                                                                 --------------
                                                                      70,590
                                                                 --------------

TECHNOLOGY SECTOR                                      23.44%

                   ELECTRONICS AND NEW TECHNOLOGY       4.87%

         2,200     Leitch Technology Corp. *                          40,986
         3,000     Uniphase Corp. *                                  153,750
                                                                 --------------
                                                                     194,736
                                                                 --------------

                   TECHNOLOGY SERVICES                 18.57%

         5,800     Business Objects S A
                     Sponsored ADR *                                  79,025
         2,000     CBT Group PLC Sponsored ADR *                     109,000
         3,000     The Indus Group Inc. *                             77,250
         3,000     Integrated Systems Inc. *                          71,250
         3,000     International Telecommunication
                     Systems Inc. *                                   70,500
         1,800     Open Text Corp. *                                  12,110
         4,000     Raptor Systems Inc. *                              77,500
         2,000     Renaissance Solutions Inc. *                       88,500


       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                       % of
   Shares                 Equity Investments        Net Assets    Market Value
---------------     ------------------------------  ----------   --------------

                   TECHNOLOGY SERVICES
                   (CONTINUED)

         3,000     Unison Software Inc. *                          $  79,590
         1,500     VERITAS Software Co. *                             78,000
                                                                 --------------
                                                                     742,725
                                                                 --------------

TOTAL EQUITY INVESTMENTS
(COST $2,450,897)                                      61.27%      2,450,897
                                                                 --------------
SHORT-TERM INVESTMENTS

 PRINCIPAL   U.S. GOVERNMENT                           99.91%
-----------

$4,000,000   U.S. Treasury Bill
               maturing 1/9/97                                     3,996,344
                                                                 --------------
TOTAL SHORT-TERM INVESTMENTS                           99.91%      3,996,344
(COST $3,996,344)                                                --------------


TOTAL INVESTMENTS (COST $6,447,241)                   161.18%      6,447,241

                   OTHER ASSETS LESS LIABILITIES      -61.18%     (2,447,241)
                                                                 --------------

                   NET ASSETS                         100.00%   $  4,000,000
                                                                 --------------
                                                                 --------------

* Non-income producing security.

+ Affiliates at December 31, 1996, as defined by the Investment Company Act of 1940, those companies in which a fund holds 5% or more of the outstanding voting securities.


       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                         STATEMENT OF ASSETS AND LIABILITIES
                                  DECEMBER 31, 1996


ASSETS:

     Investments in securities, at value
      (cost $6,447,241) (Note 1)                                $  6,447,241

     Cash                                                          4,000,000
                                                                 --------------
          Total Assets                                            10,447,241
                                                                 --------------
LIABILITIES:

     Payable for securities purchased                              6,447,241
                                                                 --------------
          Total Liabilities                                        6,447,241
                                                                 --------------
NET ASSETS                                                      $  4,000,000
                                                                 --------------
                                                                 --------------
NET ASSETS CONSIST OF:
     Paid in capital (Note 3)                                   $  4,000,000
                                                                 --------------

NET ASSETS                                                      $  4,000,000
                                                                 --------------
                                                                 --------------

NET ASSET VALUE PER SHARE
 ($4,000,000 DIVIDED BY 400,000 shares outstanding)              $     10.00
                                                                 --------------
                                                                 --------------


       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                               STATEMENT OF OPERATIONS
                     FROM DECEMBER 31, 1996* TO DECEMBER 31, 1996


INVESTMENT INCOME:

    Income                                                 $         -

    Expenses                                                         -

                                                           -----------

         Net investment income                                       -
                                                           -----------

NET REALIZED AND UNREALIZED GAIN:

    Net realized and unrealized Gain                                 -
                                                           -----------


NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS       $         -
                                                           -----------
                                                           -----------





       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                          STATEMENT OF CHANGES IN NET ASSETS
                    FROM DECEMBER 31, 1996** TO DECEMBER 31, 1996


OPERATIONS:
    Net investment income                                  $         -

    Net realized and unrealized Gain                                 -

                                                           -----------

    Net increase in net assets resulting from operations             -


NET INCREASE FROM CAPITAL SHARES TRANSACTIONS  (NOTE 3)      4,000,000
                                                           -----------

TOTAL INCREASE IN NET ASSETS                                 4,000,000

NET ASSETS:
         Beginning of period                                         -
                                                           -----------
         End of period *                                   $ 4,000,000
                                                           -----------
                                                           -----------

*   Includes undistributed net investment income of        $         -
                                                           -----------
                                                           -----------

_____________________
**  Commencement of operations



       The accompanying notes are an integral part of the financial statements.

                              RCM GLOBAL SMALL CAP FUND
                                 FINANCIAL HIGHLIGHTS


Selected data for each share of capital stock outstanding are as follows:

                                                        December 31, 1996
                                                         (commencement
                                                        of operations) to
                                                        December 31, 1996
                                                      ---------------------

PER SHARE OPERATING PERFORMANCE:
    Net asset value, beginning of period                   $    10.00
                                                           -----------
    Net investment income                                         -
    Net realized and unrealized gain                              -
                                                           -----------
    Net increase in net asset value
      resulting from investment operations                        -
                                                           -----------

NET ASSET VALUE, END OF PERIOD                             $    10.00
                                                           -----------
                                                           -----------

TOTAL RETURN                                                     0.00%  *
                                                           -----------
                                                           -----------

RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share                     $   0.0465   +
                                                           -----------
                                                           -----------

Net assets, end of period (in 000's)                       $    4,000
                                                           -----------
                                                           -----------

Ratio of expenses to average net assets                          0.00%  ++
                                                           -----------
                                                           -----------

Ratio of net investment income to average net assets             0.00%  ++
                                                           -----------
                                                           -----------

Portfolio turnover                                               0.00%  ++
                                                           -----------
                                                           -----------


______________________
* Total return measures the change in value of an investment over the period indicated.
+ For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission structures may differ.
++ Not annualized. Fund was in operation for one day, ratios are not meaningful.

                              RCM GLOBAL SMALL CAP FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES

    RCM Global Small Cap Fund (the "Fund") is a diversified series of RCM Equity Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on December 31, 1996.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

    a.  SECURITIES VALUATIONS:

    Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value. Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

    b.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

    Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

    c.  FOREIGN CURRENCY TRANSACTIONS:

    The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.

                              RCM GLOBAL SMALL CAP FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    d.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

    e.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Fund and timing differences.

2.  INVESTMENT IN FOREIGN SECURITIES

    Investing in foreign equity securities and currency transactions involves significant risks, some of which are not typically associated with investments of domestic origin. The Fund's investments in foreign markets will subject the Fund to the risk of foreign currency exchange rate fluctuations, perceived credit risk and adverse economic and political developments.

3.  CAPITAL SHARES

    At December 31, 1996, there were 1,000,000,000 shares of the Company's capital stock authorized, at $0.0001 par value. Of this amount, 50,000,000 were classified as shares of the Fund; 50,000,000 were classified as shares of RCM Global Technology Fund; 50,000,000 were classified as shares of RCM Global Health Care Fund; 50,000,000 were classified as shares of RCM Large Cap Growth Fund; and 800,000,000 shares remain unclassified. There were 400,000 shares sold for a total of $4,000,000 on December 31, 1996 (commencement of operations).

    At December 31, 1996, all the outstanding shares of the Fund were beneficially owned by clients of Dresdner Bank AG/Investment
    Management/Institutional Assets Management Division.

4.  PURCHASES AND SALES OF SECURITIES

    For the one day period ended December 31, 1996 (commencement of operations), purchases of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $2,450,897. Purchases of U.S. government obligations by the Fund for the period ended December 31, 1996, aggregated $3,996,344. There were no sales of investment securities or U.S. government obligations by the Fund for the period ended December 31, 1996. At December 31, 1996, the aggregate cost of investments was the same for book and federal income tax purposes.

                              RCM GLOBAL SMALL CAP FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


5.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    RCM Capital Management, L.L.C. ("RCM") manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. The Fund pays investment management fees monthly to RCM at an annualized rate of 1.25% of the Fund's average daily net assets. For the one day period ended December 31, 1996, the Fund did not record investment management fees.

    RCM has voluntarily agreed, until at least December 31, 1997, to pay the Fund on a quarterly basis the amount, if any, by which the ordinary operating expenses of the Company attributable to the Fund for the quarter (except interest, taxes, and extraordinary expenses) exceed the annualized rate of 2.50% of the value of the average daily net assets of the Fund. In subsequent years, the Fund will reimburse RCM for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap.

    Funds Distributor, Inc. (the "Distributor"), acts as distributor of shares of the Fund. The Distributor retains a portion of any initial sales charge upon the purchase of shares of the Fund. The Company has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Fund. Under the distribution plan, which is a "reimbursement plan," the Fund pays the Distributor an annual fee of up to 0.30% of the Fund's average daily net assets as reimbursement for certain expenses actually incurred by the Distributor in connection with distribution of shares of the Fund.

    The Company pays each of its Directors who is not an interested person of the Fund $6,000 annually plus $1,000 for each meeting of the board or any committee thereof attended by the Director.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California 90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109

         RCM LARGE CAP GROWTH FUND

         ANNUAL REPORT

         DECEMBER 31, 1996

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of RCM Large Cap Growth Fund and
Board of Directors of RCM Equity Funds, Inc.:

We have audited the accompanying statement of assets and liabilities of RCM Large Cap Growth Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Large Cap Growth Fund as of December 31, 1996, and the results of its operations, the changes in its net assets, and the financial highlights for the period indicated therein, in conformity with generally accepted accounting principles.


                                                 Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 28, 1997

                                  RCM LARGE CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                    % OF
   SHARES              EQUITY INVESTMENTS          NET ASSETS    MARKET VALUE
-----------   --------------------------------  -------------  --------------

CONSUMER NON-DURABLES SECTOR                             2.90%

              GENERAL RETAIL                             1.02%

      300     Gucci Group NV                                      $    19,169
      800     Saks Holdings Inc. *                                     21,548
                                                                  -----------
                                                                       40,717
                                                                  -----------

              LEISURE TIME PRODUCTS/SERVICES             1.88%

      800     Doubletree Corp.  *                                      35,000
    2,500     Host Marriott Corp. *                                    40,075
                                                                  -----------
                                                                       75,075
                                                                  -----------

CYCLICAL/CAPITAL GOODS SECTOR                            1.49%

              ELECTRICAL EQUIPMENT                       1.49%

      600     General Electric Co.                                     59,718


ENERGY SECTOR                                            2.00%

              OIL AND RELATED SERVICES                   2.00%

      800     Schlumberger Ltd.                                        79,816


HEALTH CARE SECTOR                                       5.42%

              DRUGS & HOSPITAL SERVICES                  5.42%

      350     Amgen Inc.                                               19,250
      500     Eli Lilly & Co                                           36,952
    1,000     Pharmacia & Upjohn Inc.                                  39,905
      500     Pfizer Inc.                                              41,854
      600     Smithkline Beecham PLC  (ADR)                            41,136
      500     Warner Lambert Co.                                       37,950
                                                                  -----------
                                                                      217,047
                                                                  -----------


       The accompanying notes are an integral part of the financial statements.

                                  RCM LARGE CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                    % OF
   SHARES              EQUITY INVESTMENTS        NET ASSETS      MARKET VALUE
-----------   --------------------------------  -----------    --------------


INTEREST SENSITIVE SECTOR                              3.76%

              BANKING                                  1.83%

      700     Citicorp                                            $    73,120

              GENERAL FINANCE                          0.97%

    1,000     Federal National Mortgage Association                    38,708

              INSURANCE                                0.96%

      350     American International Group Inc.                        38,204


SERVICES/MEDIA SECTOR                                  2.99%

              BUSINESS AND FOOD SERVICES               1.96%

    2,200     Danka Business Systems PLC Sponsored ADR                 78,375

              COMMUNICATION SERVICES                   1.03%

    1,600     WorldCom Inc.                                            41,400


TECHNOLOGY SECTOR                                      7.31%

              COMPUTERS AND OFFICE EQUIPMENT           0.95%

      250     International Business Machines Corp.                    38,228

              ELECTRONICS AND NEW TECHNOLOGY           5.38%

      900     Cisco Systems Inc. *                                     57,825
      700     Ericsson LM Telephone Co. Sponsored ADR                  21,175
      300     Intel Corp.                                              39,338
      350     Nokia Corp.Sponsored ADR A                               20,139
      800     3Com Corp. *                                             58,800
      250     U. S. Robotics Corp. *                                   18,062
                                                                  -----------
                                                                      215,339
                                                                  -----------


       The accompanying notes are an integral part of the financial statements.

                                  RCM LARGE CAP FUND
                       INVESTMENTS IN SECURITIES AND NET ASSETS
                                  DECEMBER 31, 1996

                                                    % OF
   SHARES              EQUITY INVESTMENTS        NET ASSETS      MARKET VALUE
-----------   --------------------------------  -----------    --------------

              TECHNOLOGY SERVICES                     0.980%

      500     First Data Corp.                                    $    18,448
    1,000     Informix Corp. *                                         20,625
                                                                  -----------
                                                                       39,073
                                                                  -----------
                                                      25.87%
 TOTAL EQUITY INVESTMENTS
 (COST $1,034,820)                                    25.87%        1,034,820
                                                                  -----------

 SHORT-TERM INVESTMENTS

   PRINCIPAL  U.S. GOVERNMENT                         99.91%
------------
$  4,000,000  U.S. Treasury Bill
                 maturing 1/9/97                                    3,996,344
                                                                  -----------

 TOTAL SHORT-TERM INVESTMENTS                         99.91%        3,996,344
 (COST $3,996,344)                                                -----------

 TOTAL INVESTMENTS (COST $5,031,164)                 125.78%        5,031,164

              OTHER ASSETS LESS LIABILITIES          -25.78%       (1,031,164)
                                                                  -----------

              NET ASSETS                             100.00%      $ 4,000,000
                                                                  -----------
                                                                  -----------

 *   Non-income producing security.


       The accompanying notes are an integral part of the financial statements.

                              RCM LARGE CAP GROWTH FUND
                         STATEMENT OF ASSETS AND LIABILITIES
                                  DECEMBER 31, 1996


ASSETS:
  Investments in securities, at value
    (cost $5,031,164) (Note 1)                         $      5,031,164
  Cash                                                        4,000,000
                                                       ----------------
     Total Assets                                             9,031,164
                                                       ----------------

LIABILITIES:
  Payable for securities purchased                            5,031,164
                                                       ----------------
     Total Liabilities                                        5,031,164
                                                       ----------------
NET ASSETS                                             $      4,000,000
                                                       ----------------
                                                       ----------------

NET ASSETS CONSIST OF:
  Paid in capital (Note 2)                             $      4,000,000
                                                       ----------------

NET ASSETS                                             $      4,000,000
                                                       ----------------
                                                       ----------------

NET ASSET VALUE PER SHARE
  ($4,000,000 DIVIDED BY 400,000 shares outstanding)   $          10.00
                                                       ----------------
                                                       ----------------


       The accompanying notes are an integral part of the financial statements.

                              RCM LARGE CAP GROWTH FUND
                               STATEMENT OF OPERATIONS
                     FROM DECEMBER 31, 1996* TO DECEMBER 31, 1996



INVESTMENT INCOME:

  Income                                               $            -

  Expenses                                                          -

                                                       ----------------

     Net investment income                                          -
                                                       ----------------

NET REALIZED AND UNREALIZED GAIN:

     Net realized and unrealized Gain                               -
                                                       ----------------


NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS   $            -
                                                       ----------------
                                                       ----------------

------------------
* Commencement of operations


       The accompanying notes are an integral part of the financial statements.

                              RCM LARGE CAP GROWTH FUND
                          STATEMENT OF CHANGES IN NET ASSETS
                    FROM DECEMBER 31, 1996** TO DECEMBER 31, 1996



OPERATIONS:
  Net investment income                                $            -

  Net realized and unrealized Gain                                  -

                                                       ----------------

  Net increase in net assets resulting from operations              -


NET INCREASE FROM CAPITAL SHARES TRANSACTIONS  (NOTE 2)       4,000,000
                                                       ----------------

TOTAL INCREASE IN NET ASSETS                                  4,000,000

NET ASSETS:
  Beginning of period                                               -
                                                       ----------------
  End of period *                                      $      4,000,000
                                                       ----------------
                                                       ----------------

*  Includes undistributed net investment income of     $            -
                                                       ----------------
                                                       ----------------

------------------
**   Commencement of operations


       The accompanying notes are an integral part of the financial statements.

                              RCM LARGE CAP GROWTH FUND
                                 FINANCIAL HIGHLIGHTS


Selected data for each share of capital stock outstanding are as follows:

                                                           December 31, 1996
                                                            (commencement
                                                          of operations) to
                                                          December 31, 1996
                                                          ------------------

PER SHARE OPERATING PERFORMANCE:
  Net asset value, beginning of period                    $       10.00
                                                          -------------
  Net investment income                                             -
  Net realized and unrealized gain                                  -
                                                          -------------
  Net increase in net asset value
     resulting from investment operations                           -
                                                          -------------

NET ASSET VALUE, END OF PERIOD                            $       10.00
                                                          -------------
                                                          -------------

TOTAL RETURN                                                       0.00%  *
                                                          -------------
                                                          -------------

RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share                    $      0.0326   +
                                                          -------------
                                                          -------------

Net assets, end of period (in 000's)                      $       4,000
                                                          -------------
                                                          -------------

Ratio of expenses to average net assets                            0.00%  ++
                                                          -------------
                                                          -------------

Ratio of net investment income to average net assets               0.00%  ++
                                                          -------------
                                                          -------------

Portfolio turnover                                                 0.00%  ++
                                                          -------------
                                                          -------------


------------------
* Total return measures the change in value of an investment over the period indicated.
+ For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission structures may differ.
++ Not annualized. Fund was in operation for one day, ratios are not meaningful.

                              RCM LARGE CAP GROWTH FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996



1.  SIGNIFICANT ACCOUNTING POLICIES

    RCM Large Cap Growth Fund (the "Fund") is a diversified series of RCM Equity Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on December 31, 1996.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.

    a.  SECURITIES VALUATIONS:

    Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value.

    Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

    b.  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

    Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

    c.  FEDERAL INCOME TAXES:

    It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

                              RCM LARGE CAP GROWTH FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    d.  DISTRIBUTIONS:

    Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Fund and timing differences.

2.  CAPITAL SHARES

    At December 31, 1996, there were 1,000,000,000 shares of the Company's capital stock authorized, at $0.0001 par value. Of this amount, 50,000,000 were classified as shares of the Fund; 50,000,000 were classified as shares of RCM Global Health Care Fund; 50,000,000 were classified as shares of RCM Global Small Cap Fund; 50,000,000 were classified as shares of RCM Global Technology Fund; and 800,000,000 shares remain unclassified. There were 400,000 shares sold for a total of $4,000,000 on December 31, 1996 (commencement of operations).

    At December 31, 1996, all the outstanding shares of the Fund were beneficially owned by clients of Dresdner Bank AG/Investment
    Management/Institutional Assets Management Division.

3.  PURCHASES AND SALES OF SECURITIES

    For the one day period ended December 31, 1996 (commencement of operations), purchases of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $1,034,820. Purchases of U.S. government obligations by the Fund for the period ended December 31, 1996, aggregated $3,996,344. There were no sales of investment securities or U.S. government obligations by the Fund for the period ended December 31, 1996. At December 31, 1996, the aggregate cost of investments was the same for book and federal income tax purposes.

4.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    RCM Capital Management, L.L.C. ("RCM") manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. The Fund pays investment management fees monthly to RCM at an annualized rate of 0.75% of the Fund's average daily net assets. For the one day period ended December 31, 1996, the Fund did not record investment management fees.

    RCM has voluntarily agreed, until at least December 31, 1997, to pay the Fund on a quarterly basis the amount, if any, by which the ordinary operating expenses of the Company attributable to the Fund for the quarter (except interest, taxes, and extraordinary expenses) exceed the annualized rate of 1.85% of the value of the average daily net assets of the Fund. In subsequent years, the Fund will reimburse RCM for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap.

                              RCM LARGE CAP GROWTH FUND
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


4.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)

    Funds Distributor, Inc. (the "Distributor"), acts as distributor of shares of the Fund. The Distributor retains a portion of any initial sales charge upon the purchase of shares of the Fund. The Company has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Fund. Under the distribution plan, which is a "reimbursement plan," the Fund pays the Distributor an annual fee of up to 0.30% of the Fund's average daily net assets as reimbursement for certain expenses actually incurred by the Distributor in connection with distribution of shares of the Fund.

    The Company pays each of its Directors who is not an interested person of the Fund $6,000 annually plus $1,000 for each meeting of the board or any committee thereof attended by the Director.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California 90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109

RCM GLOBAL HEALTH CARE FUND
ANNUAL REPORT
DECEMBER 31, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of RCM Global Health Care Fund and
Board of Directors of RCM Equity Funds, Inc.:

We have audited the accompanying statement of assets and liabilities of RCM Global Health Care Fund (the "Fund"), including the statement of investments in securities and net assets, as of December 31, 1996, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RCM Global Health Care Fund as of December 31, 1996, and the results of its operations, the changes in its net assets, and the financial highlights for the period indicated therein, in conformity with generally accepted accounting principles.


                                   Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 28, 1997

                          RCM GLOBAL HEALTH CARE FUND
                    INVESTMENTS IN SECURITIES AND NET ASSETS
                                DECEMBER 31, 1996

                                    % OF
     SHARES                  EQUITY INVESTMENTS        NET ASSETS  MARKET VALUE
----------------     --------------------------------- ---------- -------------

                     DRUGS & HOSPITAL SERVICES           14.06%

           2,800     Guidant Corp.                                  $   158,984
           2,300     Pfizer Inc.                                        195,282
             200     Sofamor/Danek Group Inc. *                           5,962
           2,700     Thermo Cardiosystems Inc. *                         80,744
           5,400     VISX Inc. *                                        121,500
                                                                    -----------
                                                                        562,472
                                                                    -----------

                     HEALTH CARE SERVICES                 6.64%

           2,800     PhyCor Inc.  *                                      80,850
           1,000     Renal Treatment Centers Inc.  *                     25,149
           5,800     Vivra Inc.  *                                      159,546
                                                                    -----------
                                                                        265,545
                                                                    -----------

TOTAL EQUITY INVESTMENTS
(COST $828,017)                                          20.70%         828,017
                                                                    -----------
SHORT-TERM INVESTMENTS

PRINCIPAL            U.S. GOVERNMENT                     99.91%
----------------
$  4,000,000         U.S. Treasury Bill
                       maturing 1/9/97                                3,996,344
                                                                    -----------

TOTAL SHORT-TERM INVESTMENTS                             99.91%       3,996,344
(COST $3,996,344)                                                   -----------

TOTAL INVESTMENTS (COST $4,824,361)                     120.61%       4,824,361

                     OTHER ASSETS LESS LIABILITIES      -20.61%        (824,361)
                                                                    -----------

                     NET ASSETS                         100.00%     $ 4,000,000
                                                                    -----------
                                                                    -----------
*   Non-income producing security.


    The accompanying notes are an integral part of the financial statements.

                           RCM GLOBAL HEALTH CARE FUND
                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 1996


ASSETS:
  Investments in securities, at value (cost $4,824,361)(Note 1)    $  4,824,361
  Cash                                                                4,000,000
                                                                   ------------
       Total Assets                                                   8,824,361
                                                                   ------------

LIABILITIES:
  Payable for securities purchased                                    4,824,361
                                                                   ------------
       Total Liabilities                                              4,824,361
                                                                   ------------
NET ASSETS                                                         $  4,000,000
                                                                   ------------
                                                                   ------------

NET ASSETS CONSIST OF:
  Paid in capital (Note 3)                                         $  4,000,000
                                                                   ------------

NET ASSETS                                                         $  4,000,000
                                                                   ------------
                                                                   ------------

NET ASSET VALUE PER SHARE
  ($4,000,000 DIVIDED BY 400,000 shares outstanding)               $      10.00
                                                                   ------------
                                                                   ------------


    The accompanying notes are an integral part of the financial statements.

                           RCM GLOBAL HEALTH CARE FUND
                             STATEMENT OF OPERATIONS
                  FROM DECEMBER 31, 1996* TO DECEMBER 31, 1996


INVESTMENT INCOME:

  Income                                                    $       -

  Expenses                                                          -

                                                            ----------

       Net investment income                                        -

NET REALIZED AND UNREALIZED GAIN:

  Net realized and unrealized gain                                  -
                                                            ---------


NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS        $       -
                                                            ---------
                                                            ---------

--------------------
* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

                           RCM GLOBAL HEALTH CARE FUND
                       STATEMENT OF CHANGES IN NET ASSETS
                  FROM DECEMBER 31, 1996** TO DECEMBER 31, 1996



OPERATIONS:

   Net investment income                                       $         -

   Net realized and unrealized gain                                      -

                                                               ------------

   Net increase in net assets resulting from operations                  -


NET INCREASE FROM CAPITAL SHARES TRANSACTIONS  (NOTE 3)          4,000,000
                                                               ------------

TOTAL INCREASE IN NET ASSETS                                     4,000,000


NET ASSETS:
      Beginning of period                                                -
                                                               ------------
      End of period *                                          $ 4,000,000
                                                               ------------
                                                               ------------

*  Includes undistributed net investment income of             $         -
                                                               ------------
                                                               ------------

--------------------
** Commencement of operations


    The accompanying notes are an integral part of the financial statements.

                           RCM GLOBAL HEALTH CARE FUND
                              FINANCIAL HIGHLIGHTS


Selected data for each share of capital stock outstanding are as follows:

                                                             December 31, 1996
                                                               (commencement
                                                             of operations) to
                                                             December 31, 1996
                                                             -----------------

PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                        $       10.00
                                                               --------------
   Net investment income                                                   -
   Net realized and unrealized gain                                        -
                                                               --------------
   Net increase in net asset value
     resulting from investment operations                                  -
                                                               --------------

NET ASSET VALUE, END OF PERIOD                                 $       10.00
                                                               --------------
                                                               --------------

TOTAL RETURN                                                           0.00%  *
                                                               --------------
                                                               --------------

RATIOS AND SUPPLEMENTAL DATA:

Average commission rate paid per share                         $      0.0324  +
                                                               --------------
                                                               --------------

Net assets, end of period (in 000's)                           $       4,000
                                                               --------------
                                                               --------------

Ratio of expenses to average net assets                                0.00%  ++
                                                               --------------
                                                               --------------

Ratio of net investment income to average net assets                   0.00%  ++
                                                               --------------
                                                               --------------

Portfolio turnover                                                     0.00%  ++
                                                               --------------
                                                               --------------

--------------------
* Total return measures the change in value of an investment over the period indicated.
+ For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for security trades on which commissions are charged. This amount may vary from period to period and fund to fund depending on the mix of trades executed in various markets where trading practices and commission structures may differ.
++ Not annualized. Fund was in operation for one day, ratios are not meaningful.


    The accompanying notes are an integral part of the financial statements.

                           RCM GLOBAL HEALTH CARE FUND
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES

   RCM Global Health Care Fund (the "Fund") is a non-diversified series of RCM Equity Funds, Inc. (the "Company"). The Company is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on December 31, 1996.

   The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amount of assets and liabilities. Actual results may differ from these estimates.


A. SECURITIES VALUATIONS:

   Investment securities are stated at fair market value. Equity securities traded on stock exchanges are valued at the last sale price on the exchange or in the principal over-the-counter market in which such securities are traded as of the close of business on the day the securities are being valued. If there has been no sale on such day, then the security will be valued at the closing bid price on such day. If no bid price is quoted on such day, then the security will be valued by such method as the Board of Directors of the Company in good faith deems appropriate to reflect its fair market value. Readily marketable securities traded only in the over-the-counter market that are not listed on the National Association of Securities Dealers, Inc. Automated Quotation System or similar foreign reporting service will be valued at the mean bid price, or such other comparable sources as the Board of Directors of the Company deems appropriate to reflect their fair market value. Other portfolio securities held by the Fund will be valued at current market value, if current market quotations are readily available for such securities. To the extent that market quotations are not readily available, such securities will be valued by whatever means the Board of Directors of the Company in good faith deems appropriate to reflect their fair market value. Short-term investments with a maturity of 60 days or less are valued at amortized cost, which approximates market value.

B. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME:

   Security transactions are recorded as of the date of purchase or sale. Realized gains and losses on security transactions are determined on the identified cost basis for both financial statement and federal income tax purposes. Interest income, foreign taxes and expenses are accrued daily. Dividends are recorded on the ex-dividend date.

C. FOREIGN CURRENCY TRANSACTIONS:

   The records of the Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of foreign securities and income and withholding taxes are translated on the respective dates of such transactions. Net realized currency gains and losses include foreign currency gains and losses between trade date and settlement date and foreign currency transactions. The Fund does not isolate that portion of foreign currency exchange fluctuation on investments from unrealized appreciation and depreciation which arises from changes in market prices. Such fluctuations are included with the net unrealized appreciation or depreciation on investments.


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

                           RCM GLOBAL HEALTH CARE FUND
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   d.  FEDERAL INCOME TAXES:

   It is the policy of the Fund to comply with the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under
   Section 4982 of the Code. Therefore, no provision has been made for Federal or excise taxes on income and capital gains.

   e.  DISTRIBUTIONS:

   Distributions to shareholders are recorded by the Fund on the ex-dividend date. Income and capital gain distributions are determined in accordance with Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Fund and timing differences.

2. INVESTMENT IN FOREIGN SECURITIES

   Investing in foreign equity securities and currency transactions involves significant risks, some of which are not typically associated with investments of domestic origin. The Fund's investments in foreign markets will subject the Fund to the risk of foreign currency exchange rate fluctuations, perceived credit risk and adverse economic and political developments.

3. CAPITAL SHARES

   At December 31, 1996, there were 1,000,000,000 shares of the Company's capital stock authorized, at $0.0001 par value. Of this amount, 50,000,000 were classified as shares of the Fund; 50,000,000 were classified as shares of RCM Global Technology Fund; 50,000,000 were classified as shares of RCM Global Small Cap Fund; 50,000,000 were classified as shares of RCM Large Cap Growth Fund; and 800,000,000 shares remain unclassified. There were 400,000 shares sold for a total of $4,000,000 on December 31, 1996 (commencement of operations).

   At December 31, 1996, all the outstanding shares of the Fund were beneficially owned by clients of Dresdner Bank AG/Investment
   Management/Institutional Assets Management Division.

4. PURCHASES AND SALES OF SECURITIES

   For the one day period ended December 31, 1996 (commencement of operations), purchases of investment securities by the Fund, other than U.S. government obligations and short-term securities, aggregated $828,017. Purchases of U.S. government obligations by the Fund for the period ended December 31, 1996, aggregated $3,996,344. There were no sales of investment securities or U.S. government obligations by the Fund for the period ended December 31, 1996. At December 31, 1996, the aggregate cost of investments was the same for book and federal income tax purposes.

                           RCM GLOBAL HEALTH CARE FUND
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


5. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

   RCM Capital Management, L.L.C. ("RCM") manages the Fund's investments and provides various administrative services, subject to the authority of the Board of Directors. The Fund pays investment management fees monthly to RCM at an annualized rate of 1.00% of the Fund's average daily net assets. For the one day period ended December 31, 1996, the Fund did not record investment management fees.

   RCM has voluntarily agreed, until at least December 31, 1997, to pay the Fund on a quarterly basis the amount, if any, by which the ordinary operating expenses of the Company attributable to the Fund for the quarter (except interest, taxes, and extraordinary expenses) exceed the annualized rate of 2.10% of the value of the average daily net assets of the Fund. In subsequent years, the Fund will reimburse RCM for any such payments to the extent that the Fund's operating expenses are otherwise below this expense cap.

   Funds Distributor, Inc. (the "Distributor"), acts as distributor of shares of the Fund. The Distributor retains a portion of any initial sales charge upon the purchase of shares of the Fund. The Company has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Fund. Under the distribution plan, which is a "reimbursement plan," the Fund pays the Distributor an annual fee of up to 0.30% of the Fund's average daily net assets as reimbursement for certain expenses actually incurred by the Distributor in connection with distribution of shares of the Fund.

   The Company pays each of its Directors who is not an interested person of the Fund $6,000 annually plus $1,000 for each meeting of the board or any committee thereof attended by the Director.

INVESTMENT MANAGER

RCM Capital Management, L.L.C.
Four Embarcadero Center, Suite 3000
San Francisco, California  94111


TRANSFER AND REDEMPTION AGENT

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


DISTRIBUTOR

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, Massachusetts  02109


CUSTODIAN

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171


LEGAL COUNSEL

Paul, Hastings, Janofsky & Walker
555 South Flower Street
Los Angeles, California 90071


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, Massachusetts  02109



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